SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 21, 2001

CONTINENTAL AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-09781	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950

(Registrant's telephone number, including area code)

Item 5. Other Events.

Fitch Ibca, Duff & Phelps ("Fitch") announced today that it has lowered its ratings on certain of the debt obligations of Continental Airlines, Inc. (the "Company"), citing the unprecedented collapse in U.S. air traffic following the terrorist attacks of September 11.

Fitch downgraded the Company's ratings as follows:

Unsecured Debt Rating from BB to B-

TIDES Preferred Equity Securities from B+ to CCC

The City of Houston, Texas, Airport System Special Facilities

   Revenue Bonds from BB+ to B

Also, on September 20, 2001, Standard and Poor lowered its credit rating on the Company from BB to BB-.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

By: /s/ Jennifer L. Vogel

       Jennifer L. Vogel

       Vice President and

        General Counsel

September 21, 2001